UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 7, 2005

AUTHENTIDATE HOLDING CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:   0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2165 Technology Drive
Schenectady, NY 12308
(Address and zip code of principal executive offices)

(518) 346-7799
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 8.01	Other Events

On April 13, 2005, Authentidate Holding Corp. (“Authentidate”), announced that it had entered into an agreement with Liberty Healthcare Group Inc., a national medical products company for the use of a new authentication service to enable clients and other authorized parties to verify Doctor Orders that are received via fax. Authentidate’s service enables the faxed records to be verified online for compliance and audit purposes by utilizing the United States Postal Service Electronic Postmark Service (USPS® EPM®). It is anticipated that the Liberty implementation will utilize 1.5 to 2 million EPMs annually. A Doctor Order supports the medical need for issuance of supplies and services that are reimbursed under the Medicare Program. A copy of the press release dated April 13, 2005 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The following exhibits are filed or furnished herewith:

99.1	Press Release dated April 13, 2005

SIGNATURE

AUTHENTIDATE HOLDING CORP.

By: /s/ Surendra Pai

Name: Surendra Pai
Title: Chief Executive Officer
Date: April 13, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 13, 2005